                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            BERRY PETROLEUM COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            BERRY PETROLEUM COMPANY
                             28700 HOVEY HILLS ROAD
                                   P.O. BIN X
                             TAFT, CALIFORNIA 93268

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 15, 1998

To the Shareholders of Berry Petroleum Company:

     The Annual Meeting of Shareholders of Berry Petroleum Company (the "Company"), will be held at the Company's corporate headquarters at 28700 Hovey Hills Road, Taft, California on May 15, 1998 at 10:00 a.m. for the following purposes:

     1. To elect a board of ten directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To approve the Company's Amended and Restated 1994 Stock Option Plan;

     3. To approve the Non-Employee Director Deferred Stock and Compensation Plan; and

     4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     YOU ARE INVITED TO ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. IF YOU RETURN AN EXECUTED PROXY AND THEN ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY.

                                          By Order of the Board of Directors

                                          /s/ KENNETH A. OLSON
                                          -----------------------------
                                          Kenneth A. Olson
                                          Corporate Secretary/Treasurer

April 3, 1998
Taft, California

                            BERRY PETROLEUM COMPANY
                             28700 HOVEY HILLS ROAD
                                   P.O. BIN X
                             TAFT, CALIFORNIA 93268

                                PROXY STATEMENT

                                 APRIL 3, 1998
                            ------------------------

     This Proxy Statement is furnished by the Board of Directors of Berry Petroleum Company (respectively the "Board" and the "Company" or "Berry") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on May 15, 1998, or at any adjournment thereof (the "Annual Meeting" or "Meeting") pursuant to the Notice of said Meeting. This Proxy Statement and the proxies solicited hereby are being first mailed to shareholders of the Company on or about April 3, 1998.

     SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to its exercise by giving written notice to the Secretary of the Company. If you return an executed proxy and then attend the Annual Meeting, you may revoke your Proxy and vote in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

     Unless otherwise directed in the accompanying Proxy, persons named therein will vote FOR the election of the ten director nominees listed below, FOR the changes amending the 1994 Stock Option Plan and FOR the Deferred Stock and Compensation Plan for the Board of Directors. As to any other business that may properly come before the Meeting, the proxy holders will vote in accordance with the recommendation of the Board of Directors.

                               VOTING SECURITIES

     March 16, 1998 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of February 20, 1998 there were 21,101,720 and 898,892 shares, respectively, of Class A Common Stock ("Common Stock") and Class B Stock ("Class B Stock"), par value $.01 per share, issued and outstanding, referred to collectively as the "Capital Stock".

     Berry's Certificate of Incorporation provides that, except for proposed amendments to Berry's Certificate of Incorporation adversely affecting the rights of a particular class (which must be approved by the affected class voting separately), the Common Stock and the Class B Stock will vote as a single class on all matters upon which the Capital Stock is entitled to vote. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. The Certificate of Incorporation also provides for certain adjustments to the Capital Stock in the event a separate class vote is imposed by applicable law. Holders of the Capital Stock are entitled to cumulative voting rights for election of directors. Cumulative voting rights entitle a shareholder to cast as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder. A shareholder may cast all of such shareholder's votes as calculated above for one candidate or may distribute the votes among two or more candidates. Unless otherwise instructed, the shares represented by proxies will be voted in the discretion of the proxy holders so as to elect the maximum number of management nominees which may be elected by cumulative voting.

               PRINCIPAL SHAREHOLDERS AND OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Berry's Capital Stock as of February 20, 1998 by (i) each of its directors who own Berry Capital Stock, (ii) all directors and officers as a group, and (iii) each shareholder who beneficially owns more than 5% of Berry's outstanding Capital Stock.

                                                            AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP(1)(2)
     NAME AND ADDRESS                                     --------------------------
   OF BENEFICIAL OWNER*          POSITION                   SHARES          PERCENT
   --------------------          --------                 ----------       ---------
Jerry V. Hoffman            Chairman of the Board,
                              President and Chief
                              Executive Officer            97,475(3)          **
William F. Berry            Director                    1,715,661(4)         7.8%
Gerry A. Biller             Director                       31,000(5)          **
Ralph B. Busch, III         Director                      335,573(6)         1.5%
William E. Bush, Jr.        Director                      537,595(7)         2.4%
Richard F. Downs            Director                       22,000(8)          **
John A. Hagg                Director                       22,000(9)          **
Thomas J. Jamieson          Director                       12,100(10)         **
Roger G. Martin             Director                       15,000(11)         **
James A. Middleton          Director                        1,000(12)         **
All Directors and Officers
  as a group (16 persons)                               2,861,202(13)       12.9%
C.J. Bennett                                            1,323,397(14)        6.0%
Winifred Lowell                                         1,987,112(15)        9.0%
Union Bank of California                                1,973,331(16)        9.0%

---------------
  * All directors and beneficial owners listed above can be contacted at Berry Petroleum Company, P.O. Bin X, Taft, CA 93268.

 ** Represents beneficial ownership of less than 1% of the Company's outstanding Capital Stock.

 (1) Unless otherwise indicated, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power.

 (2) All shares indicated are Common Stock, except 898,892 shares beneficially owned by Winifred Lowell, which are Class B Stock. Percent calculations are based on total shares of Capital Stock outstanding.

 (3) Includes 38,105 shares held directly and 29,370 shares held by the Company's 401(k) Thrift Plan which Mr. Hoffman votes as Chief Executive Officer of Berry. Also includes 30,000 shares which Mr. Hoffman has the right to acquire under the Company's 1994 Stock Option Plan.

 (4) Includes 1,668,939 shares held directly and 34,722 shares held in the Berry Children's Trust as to which William F. Berry has voting and investment power and 12,000 shares which Mr. Berry has the right to acquire under the Company's 1994 Stock Option Plan.

 (5) Includes 21,000 shares held directly, 4,000 shares held in the Michael J. Basso Trust for which Mr. Biller shares voting and investment power with the Trustors and 6,000 shares which Mr. Biller has the right to acquire under the Company's 1994 Stock Option Plan.

 (6) Includes 95,568 shares held directly, 76,505 shares held in the B Group Trust at Bank of California which Mr. Busch votes and 157,500 shares held in a family trust for which Mr. Busch shares voting and investment power as co-trustee. Also includes 6,000 shares which Mr. Busch has the right to acquire under the Company's 1994 Stock Option Plan.

 (7) Includes 201,495 shares held directly, 100 shares held by Mr. Bush's wife as Trustee for one of their children and 330,000 shares held in the William
     E. Bush Trust as to which Mr. Bush shares voting power with other trustees and 6,000 shares which Mr. Bush has the right to acquire under the Company's 1994 Stock Option Plan.

 (8) Includes 10,000 shares held directly and 12,000 shares which Mr. Downs has the right to acquire under the Company's 1994 Stock Option Plan.

 (9) Includes 10,000 shares held directly and 12,000 shares which Mr. Hagg has the right to acquire under the Company's 1994 Stock Option Plan.

(10) Includes 100 shares held indirectly by Mr. Jamieson through Jaco Oil Company, a corporation and 12,000 shares which Mr. Jamieson has the right to acquire under the Company's 1994 Stock Option Plan.

(11) Includes 3,000 shares held directly and 12,000 shares which Mr. Martin has the right to acquire under the Company's 1994 Stock Option Plan.

(12) Includes 1,000 shares held directly by Mr. Middleton.

(13) Includes 42,064 shares which the Company's Officers have the right to acquire upon the exercise of options granted under the Company's 1994 Stock Option Plan.

(14) Includes 1,083,516 shares held directly by the C.J. Bennett Trust of 1987 and 239,881 shares held in three trusts for the benefit of his son, nephew and niece. C.J. Bennett shares voting and investment power under the aforementioned trusts with two other trustees.

(15) Held of record by Winberta Holdings, Ltd.; 898,892 shares are Class B Stock and 1,088,220 shares are Common Stock.

(16) Bank of California is the trustee of certain trusts to which the trustors retain the voting power.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules require that directors, executive officers and beneficial owners of 10% or more of any class of equity securities report to the Securities and Exchange Commission changes in their beneficial ownership of Berry stock, and that any late filings be disclosed. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes there has been compliance with all Section 16(a) filing requirements, except that one report for gifted shares was filed late by Mr. William F. Berry.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Company's directors are elected at each Annual Meeting of Shareholders. At the Annual Meeting, ten directors, constituting the authorized number of directors, will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Effective with the retirement of Mr. Bejach and Mr. Charles on March 20, 1998, the Board of Directors reduced the number of authorized directors from twelve to ten, as permitted by the Company's Bylaws. The nominees receiving the greatest numbers of votes at the Annual Meeting up to the number of authorized directors will be elected.

     The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors who were elected at the May 1997 Annual Meeting of Shareholders except for Mr. Middleton, who was appointed to the Board in December 1997. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for director should before the Meeting become unable to serve, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve.

                                                                  DIRECTOR
      NOMINEE         AGE                 POSITION                 SINCE
      -------         ---                 --------                --------
Jerry V. Hoffman      48    Chairman of the Board, President and
                              Chief Executive Officer               1992
William F. Berry      57    Director                                1985
Gerry A. Biller       65    Director                                1989
Ralph B. Busch, III   38    Director                                1996
William E. Bush, Jr.  51    Director                                1986
Richard F. Downs      66    Director                                1985
John A. Hagg          50    Director                                1994
Thomas J. Jamieson    55    Director                                1993
Roger G. Martin       60    Director                                1985
James A. Middleton    61    Director                                1997

Set forth below is information concerning each of the nominee Directors of Berry.

     Mr. Hoffman has been the Chairman of the Board of Directors since March 1997 and has been the President and Chief Executive Officer since May 1994. Mr. Hoffman was President and Chief Operating Officer from March 1992 to May 1994 and was the Senior Vice President and Chief Financial Officer of the Company from 1985 until March 1992. Mr. Hoffman, a CPA, is a member of the Nominating and Corporate Governance Committee.

     Mr. Berry is a member of the Nominating and Corporate Governance Committee. Mr. Berry is currently a private investor and was involved in investment banking for a major California bank for over 20 years. Mr. Berry is a cousin to William
E. Bush, Jr., and Ralph B. Busch, III.

     Mr. Biller is a member of the Audit Committee. Mr. Biller is a consultant and retired senior partner of Vance, Thrift & Biller, a CPA firm in Ventura, California.

     Mr. Ralph B. Busch, III is a member of the Nominating and Corporate Governance Committee. Mr. Busch is currently Executive Vice President and Chief Operating Officer for Aon Risk Services of Central California. Prior to his position with Aon Risk Services, Mr. Busch was President of Central Coast Financial from 1986 to 1993. Mr. Busch was a Director of Eagle Creek Mining & Drilling Company from July 1985 to May 1996 and President from 1990 to 1992. Mr. Busch is a cousin to William F. Berry and William E. Bush, Jr.

     Mr. Bush is a member of the Compensation Committee. Mr. Bush is the General Manager of Acala Seeds Ltd. Prior to May 1987, Mr. Bush was the Area Manager/Technical Representative of Gustafson, Inc. (a division of Uniroyal) for Arizona and California for nine years. Mr. Bush is also a Director of Eagle Creek Mining & Drilling, Inc. Mr. Bush is a cousin to William F. Berry and Ralph
B. Busch, III.

     Mr. Downs is Chairman of the Audit Committee. Mr. Downs has been the President of Lyndow Financial, a privately held financial services company, since February 1991. Mr. Downs was Chief Financial Officer of Duncan Enterprises, a manufacturer and marketer of hobby ceramic products, from 1973 to July 1990.

     Mr. Hagg is a member of the Nominating and Corporate Governance Committee. Mr. Hagg has been the President and Chief Executive Officer of Northstar Energy Corporation ("Northstar") since 1985. Northstar is a Canadian oil and gas producer, based in Calgary, Alberta with its common shares listed on The Toronto Stock Exchange. Mr. Hagg is also a director of Safe Harbor Capital Corporation.

     Mr. Jamieson is a member of the Compensation Committee. Mr. Jamieson is the Chief Executive Officer, President and founder of Jaco Oil Company and the majority owner and founder of Wholesale Fuels, Inc. which was started in 1983. Founded in 1970, Jaco Oil Company, based in Bakersfield, California, has become one of the largest independent gasoline marketers in the western United States. Mr. Jamieson is a Director of Superior National Insurance Company and is also involved in real estate, oil and gas properties and insurance.

     Mr. Martin is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees. Mr. Martin is an independent oil and gas consultant. Mr. Martin retired in 1996 as the Manager of Special Projects at the Wilmington Field for the city of Long Beach, California. From 1975 to 1981, Mr. Martin was the officer in charge of the Elk Hills Naval Petroleum Reserve.

     Mr. Middleton has been the Chairman and Chief Executive Officer of Crown Energy Corp. since February 1996. Mr. Middleton was an Executive Vice President and Director of Atlantic Richfield Co. from October 1987 to September 1994 and is presently a Director of ARCO Chemical Co. and Texas Utilities Co.

RETIREMENT

     Mr. Benton Bejach and Mr. William B. Charles announced their retirement from the Board of Directors effective with the March 20, 1998 Board meeting. Both Mr. Bejach and Mr. Charles were appointed to the Board of Directors of Berry Oil Company (a predecessor of Berry) in 1966 and to Berry Holding Company in 1980. We wish to thank Mr. Bejach and Mr. Charles for their leadership and 32 years of service to the shareholders and management of the Berry companies and wish them well in the future.

COMMITTEES AND MEETINGS

     The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

     The Audit Committee of the Board of Directors currently consists of Messrs. Biller, Downs and Martin. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to auditing performance and practices, risk management, financial and credit risks and accounting and tax matters. The Committee reviews the selection of the Company's independent accountants, the scope of the annual audit, the nature of non-audit services, the fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company.

     The Compensation Committee of the Board of Directors currently consists of Messrs. William E. Bush, Jr., Jamieson and Martin. The Compensation Committee is responsible for recommending total compensation for executive officers and board members of Berry to the Board of Directors, for reviewing general plans of compensation for employees and for reviewing and approving awards under Berry's Bonus Plan. In addition, the Committee is charged with the full responsibility of administering the Company's 1994 Stock Option Plan. Mr. Bejach resigned from the Compensation Committee effective with his resignation from the Board on March 20, 1998.

     The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Messrs. Berry, Busch, Hoffman, Hagg and Martin. The Nominating and Corporate Governance Committee was formulated in 1996 to develop governance guidelines and practices for the effective operation of the Board in fulfilling its responsibilities; review and assess the performance of the Board; and nominate prospective directors for the Company's Board of Directors and board committee membership. The Committee will consider nominees recommended by shareholders. If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating and Corporate Governance Committee.

     During 1997, the Board of Directors met six times, the Audit Committee met twice, the Compensation Committee met twice and the Nominating and Corporate Governance Committee met twice. All of the nominees holding office attended at least 75% of the board meetings and meetings of committees of which they were members, except for Mr. Middleton who joined the Board of Directors in December 1997.

     Effective January 1, 1998, non-employee directors are paid a quarterly fee of $4,250, plus $500 for each board meeting and $500 for each committee meeting attended which is not held on the same day as the board meeting. Prior to 1998, these fees were $3,750, $400 and $400, respectively. Due to the current extremely low crude price environment, the Board of Directors has temporarily reduced the quarterly fee back to $3,750 and the meeting fees back to $400, effective April 1, 1998.

     The Company's 1994 Option Plan provides for a "formula" grant of 3,000 options annually to each non-employee director holding office on December 2nd of each year. 3,000 options were issued on December 2, 1997, 1996 and 1995 to each of the non-employee directors holding office on those dates. The options were issued at the closing prices of $18.9375, $13.75 and $10.625 at December 2, 1997, 1996 and 1995, respectively. The exercise price of the options is the closing price of Berry Petroleum Company Class A Common Stock as reported by the New York Stock Exchange for the date of grant. The maximum option exercise period is ten years from the date of the grant. The options issued to the directors vest immediately. The Board of Directors revised the formula grant, subject to shareholder approval of Proposal Number 2, to an annual grant of 5,000 options per year to each of the non-employee directors. Should Proposal Number 2 be approved, each of the eleven non-employee directors on December 2, 1997 would receive an additional 2,000 options and Mr. Middleton, who was appointed to the Board on December 5, 1997, would receive a total of 5,000 options at the December 2, 1997 price of $18.9375.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table discloses compensation for the three fiscal years ended December 31, 1997 received by the Company's Chairman, President and Chief Executive Officer and the Company's executive officers who received in excess of $100,000 in compensation in 1997.

                                                                        LONG-TERM
                                                  ANNUAL               COMPENSATION
                                              COMPENSATION(1)         NO. OF SHARES        ALL OTHER
           NAME AND                        ---------------------    UNDERLYING OPTIONS    COMPENSATION
      PRINCIPAL POSITION           YEAR    SALARY($)    BONUS($)         GRANTED             ($)(2)
      ------------------           ----    ---------    --------    ------------------    ------------
Jerry V. Hoffman                   1997     285,400      45,000           50,000             10,576
  Chairman, President and          1996     245,850      30,000          120,000             10,896
  Chief Executive Officer          1995     225,000          --               --             10,108

Ralph J. Goehring                  1997     160,500      35,000           35,000             11,240
  Senior Vice President and        1996     123,750      20,000           80,000             10,465
  Chief Financial Officer          1995      98,750          --               --              6,905

Michael R. Starzer                 1997     126,000      30,000           35,000              8,749
  Vice President of                1996     104,850      12,000           80,000              8,835
  Corporate Development            1995      64,160          --               --              1,272

Steven J. Thomas(3)                1997     109,423      20,000           10,000              7,724
  Production Manager               1996      97,000       4,000           50,000              8,211
                                   1995      91,500          --               --              6,427

Donald A. Dale                     1997      95,000      10,000           10,000              6,924
  Controller                       1996      91,050       8,000           20,000              7,895
                                   1995      87,150          --               --              6,299

---------------
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Includes Company contributions under the 401(k) Thrift Plan of $10,080, $10,400 and $9,650 for Mr. Hoffman, $11,063, $10,300 and $6,800 for Mr.
    Goehring, $8,650, $8,700 and $1,272 for Mr. Starzer, $7,520, $8,018, $6,273
    for Mr. Thomas, and $6,560, $7,527 and $5,964 for Mr. Dale, respectively, for 1997, 1996 and 1995. Also includes split dollar life insurance compensation of $496, $496 and $458 for Mr. Hoffman, $177, $165 and $105 for Mr. Goehring, $99, $135, $0 for Mr. Starzer, $204, $193, $154 for Mr. Thomas and $364, $368 and $335 for Mr. Dale, respectively for 1997, 1996 and 1995.

(3) Mr. Thomas passed away on February 21, 1998.

                             OPTION GRANTS IN 1997

                                                                                       POTENTIAL REALIZABLE VALUE
                                            PERCENT OF                                   AT ASSUMED ANNUAL RATES
                               NUMBER         TOTAL                                    OF STOCK PRICE APPRECIATION
                            OF SECURITIES    OPTIONS                                       FOR OPTION TERM(1)
                             UNDERLYING     GRANTED TO     EXERCISE                    ---------------------------
                               OPTIONS      EMPLOYEES       PRICE        EXPIRATION           (DOLLARS)(3)
           NAME              GRANTED(1)      IN 1997     ($/SHARE)(2)       DATE           5%             10%
           ----             -------------   ----------   ------------   ------------   -----------   -------------
Mr. Hoffman...............      50,000          21%        $19.375      Dec. 5, 2007    $609,242      $1,543,938
Mr. Goehring..............      35,000          15%        $19.375      Dec. 5, 2007    $426,469      $1,080,757
Mr. Starzer...............      35,000          15%        $19.375      Dec. 5, 2007    $426,469      $1,080,757
Mr. Thomas(4).............      10,000           4%        $19.375      Dec. 5, 2007    $121,848      $  308,788
Mr. Dale..................      10,000           4%        $19.375      Dec. 5, 2007    $121,848      $  308,788

                                                               ASSUMED PRICE APPRECIATION
                                                              ----------------------------
                                                                   5%             10%
                                                              ------------    ------------
Assumed price per share on Dec. 5, 2007.....................  $      30.51    $      48.58
Gain on one share valued at $19.375 on Dec. 5, 1997.........  $      11.78    $      29.85
Gain on all shares (based on 21,998,861 shares outstanding
  at Dec. 31, 1997).........................................  $259,117,376    $656,654,301
Gain for all 1997 optionees (based on 240,000 options)......  $  2,826,881    $  7,163,872
Optionee gain as a percentage of total shareholder gain.....         1.09%           1.09%

---------------
(1) Option holders vest in the granted options at the rate of 25% per year, commencing on the first anniversary of the grant date.

(2) All options were granted at the Company's Class A Common Stock fair market value on the date of grant.

(3) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's Common Stock appreciates at a five and ten percent compound annual rate over the ten year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Securities and Exchange Commission Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are NOT intended to indicate the value of the options.

(4) At Mr. Thomas' death, none of his options were vested and as such expired pursuant to the terms of the 1994 Stock Option Plan.

                    AGGREGATED OPTION/SAR EXERCISES IN 1997
                      AND DECEMBER 31, 1997 OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                          ACQUIRED ON     VALUE         OPTIONS AT 12-31-97         AT 12-31-97(A)(DOLLARS)
                           EXERCISE     REALIZED    ---------------------------   ---------------------------
          NAME             (NUMBER)     (DOLLARS)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   ---------   -----------   -------------   -----------   -------------
Mr. Hoffman.............     8,980      $181,250      55,000         165,000       $270,313       $476,563
Mr. Goehring............     9,507      $249,232      20,037         107,500       $ 68,997       $289,844
Mr. Starzer.............     3,466      $105,000           0          95,000       $     --       $206,250
Mr. Thomas(B)...........     5,674      $171,875           0          60,000       $     --       $212,500
Mr. Dale................     2,553      $101,160      21,799          30,000       $134,090       $ 85,000

---------------
(A) The price of $17.4375 which was the closing price of Berry Class A Common Stock as reported in the New York Stock Exchange quotations on December 31, 1997, was used to value options.

(B) At Mr. Thomas' death, none of his options were vested and as such expired pursuant to the terms of the 1994 Stock Option Plan.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 1997 the Committee was composed of four non-employee Directors. The Committee is committed to a strong, positive link between business performance, strategic goals, and compensation and benefit programs.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION POLICY

     The Company's compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     -- Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

     -- Directly relating compensation to both Company and individual performance.

     -- Ensuring compensation levels that are externally competitive and internally equitable.

     -- Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

     The following is a description of the elements of executive compensation and how each relates to the objectives and policy outlined above.

  BASE SALARY

     The Committee reviews each executive officer and certain other management employees' salaries annually. In determining appropriate salary levels, we consider the level and scope of responsibility, experience, Company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. By design, we strive to set executives' salaries at competitive market levels.

     We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

     Annual incentive awards are made to executives to recognize and reward corporate and individual performance. The plan in effect provides an incentive fund of up to 3% of net earnings after taxes for executives and other employees involved in decision making roles which effect the Company's growth and profitability goals. A portion of the available bonus is reserved for discretionary performance awards by the Chief Executive Officer for other employees whose efforts and performance are judged to be exceptional. The cash bonuses paid in 1997, based on 1996 results were $330,000 and the cash bonuses paid in 1996, based on 1995 results were $188,500. Even though in 1997, the Company experienced record production levels, operating cash flow and operating income, due to the current extremely low crude price environment, it is unlikely that cash bonuses will be paid in 1998 based on these record results.

     The amount individual executives may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's financial success. External market data is reviewed periodically to determine the competitiveness of the Company's incentive opportunities for individual executives.

LONG-TERM INCENTIVES

  NON-STATUTORY STOCK OPTION ("NSO") PLAN

     The purpose of this plan is to provide additional incentives to employees to work to maximize shareholder value. The NSO plan generally utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Compensation Committee is charged with responsibility for administering and granting non-statutory stock options. At December 31, 1997, an aggregate of 60,800 options are available for issuance from the 1994 Stock Option Plan. Shareholder approval of Proposal Number 2 will provide an aggregate of 1,060,800 options available for issuance.

  CHIEF EXECUTIVE OFFICER

     The Committee believes Mr. Hoffman has done an effective job of managing the Company and redirecting the Company's resources to higher profitability projects and growth opportunities as Chief Executive Officer of Berry Petroleum Company. Mr. Hoffman's compensation incentives are primarily derived from the Bonus Plan and the Stock Option Plan. The value of the Options are directly related to the Company's stock performance.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

March 20, 1998  Benton Bejach    William E. Bush
                Roger G. Martin  Thomas J. Jamieson

  SEVERANCE AGREEMENTS

     The Company has entered into salary continuation agreements with Mr. Hoffman, Mr. Goehring and Mr. Starzer which guarantees their salary, as defined, plus an amount equal to the average cash bonus received by the employee for the prior two years will be paid in one lump sum for two years for Mr. Hoffman and one year for Mr. Goehring and Mr. Starzer, following a sale of all or substantially all of the oil producing properties of Berry or a merger or other reorganization between Berry and a non-affiliate which results in a change of ownership or operating control (a "Change of Control"). Salary continuation agreements for certain other executives provide for the payment of six months' salary, upon a termination of employment in connection with a Change of Control.

  LIFE INSURANCE COVERAGE

     The Company provides certain individuals who are officers or other high-level executives with life insurance coverage in addition to that available to employees under the Company's group-term life insurance plan. The amount of this life insurance coverage is $500,000 for Mr. Hoffman, $410,000 for Mr. Goehring, $330,000 for Mr. Starzer, $287,500 for Mr. Thomas and $240,000 for Mr. Dale. Depending on certain variables, an executive or beneficiary may be entitled to insurance benefits exceeding the amount of term insurance that could otherwise have been purchased with the portion of the premium payments that are imputed to the executive as taxable income.

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Total returns assume $100 invested on December 31, 1992 in shares of Berry Petroleum Company, the Standard & Poors ("S&P") 500 Index and the Dow Jones Secondary Oil Company Index (which includes 13 companies) assuming reinvestment of dividends for each measurement period. During 1997, the Company outperformed the peer group by 17% and underperformed the S&P 500 Index by 9%. The information shown is historical and is not necessarily indicative of future performance.

TOTAL RETURN ANALYSIS

        MEASUREMENT PERIOD           BERRY PETROLEUM        DOW JONES
      (FISCAL YEAR COVERED)              COMPANY        SECONDARY OIL COS.     S&P 500 INDEX
12/31/92                                   100                 100                  100
12/31/93                                    84                 111                  110
12/31/94                                    84                 107                  111
12/31/95                                    94                 124                  153
12/31/96                                   138                 153                  189
12/31/97                                   171                 163                  251

Source: Carl Thompson Associates, www.ctaonline.com, Boulder, CO (303) 494-5472
---------------

 *  Data provided by Bloomberg Financial Markets

(1) Berry Petroleum Company

(2) Dow Jones Secondary Oil Cos.

(3) S&P 500 Index

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EAGLE CREEK MINING & DRILLING, INC.

     Eagle Creek Mining & Drilling, Inc. ("Eagle Creek"), a California corporation, was a wholly-owned subsidiary of the Company's predecessor until it was spun off to the majority shareholders of the predecessor. On November 30, 1989, Eagle Creek purchased the assets of S&D Supply Company, a California partnership. S&D Supply Company, a retail distributor of oilfield parts and supplies ("S&D"), is now a division of Eagle Creek. The Company renewed its five year contract in 1994 with S&D, whereby the Company will purchase oilfield parts and supplies from S&D at competitive prices through November 30, 1999. The amounts paid to S&D under this contract in 1997, 1996 and 1995 were $825,000, $398,000 and $240,000, respectively.

     Mr. William E. Bush, Jr. is a Director of Eagle Creek. Also, Mr. Busch and his immediate family are significant beneficial owners of the stock of Eagle Creek.

VICTORY SETTLEMENT TRUST

     In connection with the reorganization of the Company in 1985, a shareholder of Berry Holding Company, Victory Oil Company, a California partnership ("Victory"), brought suit against Berry Holding Company (one of Berry's predecessor companies prior to the reorganization in 1985) and all of its directors and officers and certain significant shareholders seeking to enjoin the reorganization. As a result of the reorganization, Victory's shares of Berry Holding Company stock were converted into shares of Berry Common Stock representing approximately 9.7% of the shares of Berry Common Stock outstanding immediately subsequent to the reorganization. In 1986, Berry and Victory, together with certain of its affiliates, entered into the Instrument for Settlement of Claims and Mutual Release (the "Settlement Agreement").

     The Settlement Agreement provided for the exchange (and retirement) of all shares of Common Stock of Berry held by Victory and certain of its affiliates for certain assets (the "Settlement Assets") conveyed by Berry to Victory. The Settlement Assets consisted of (i) a 5% overriding royalty interest in the production removed or sold from certain real property situated in the Midway-Sunset field which is referred to as the Maxwell property ("Maxwell Royalty") and (ii) a parcel of real property in Napa, California.

     The shares of Berry Holding Company (BHC) originally acquired by Victory and the shares of Berry Stock issued to Victory in exchange for the BHC Stock in the reorganization (the "Victory Shares") were acquired subject to a legend provision designed to carry out certain provisions of the Will of Clarence J. Berry, the founder of Berry's predecessor companies. The legend enforces an Equitable Charge (the "Equitable Charge") which requires that 37.5% of the dividends declared and paid on such shares from time to time be distributed to a group of lifetime income beneficiaries (the "B" Group).

     As a result of the Settlement Agreement, the "B" Group was deprived of the dividend income they would have received on the Victory Shares under the Equitable Charge. In order to adequately protect the interests of the "B" Group, Berry executed a Declaration of Trust (the "Victory Settlement Trust"). In recognition of the obligations of Berry and Victory with respect to the Equitable Charge, Victory agreed in the Settlement Agreement to pay to Berry in its capacity as trustee under the Victory Settlement Trust, 20% of the 5% Maxwell Royalty ("Maxwell "B" Group Payments"). The Maxwell "B" Group Payments will continue until the death of the last surviving member of the "B" Group, at which time the payments will cease and the Victory Settlement Trust will terminate. There is one surviving member of the "B" Group.

     Under the Settlement Agreement, Berry agreed to guarantee that the "B" Group will receive the same income under the Equitable Charge that they would have received had the Victory shares remained as issued and outstanding shares. Accordingly, when Berry declares and pays dividends on its capital stock, it is obligated to calculate separately the amount of dividends that would have been paid to the "B" Group had the Victory Shares not been retired (the "Trust Payment"). Berry will make payments from the Victory Settlement Trust to the surviving member of the "B" Group which may constitute all or a part of the Trust Payment in March and September of each year. Such payments will be made to the surviving member of the "B" Group for the remainder of his life.

     Typically, the Maxwell "B" Group Payments have contributed to a portion or all of the payment of the Trust Payments. Pursuant to the Settlement Agreement, Berry agreed to make up any deficiency in such Trust Payments. The Company paid $20,200 in 1997 to meet its obligations under the Settlement Agreement to the B Group survivor. The B Group survivor is a significant shareholder of Berry.

         PROPOSAL NO. 2 -- 1994 AMENDED AND RESTATED STOCK OPTION PLAN

INTRODUCTION

     The Board of Directors has approved, subject to shareholder approval, the amended and restated 1994 Stock Option Plan (the "1994 Plan"). A complete copy of the 1994 Plan, reflecting the proposed amendment and restatement, is set forth as Exhibit A to this Proxy Statement. The following summary of the proposed amendments to the 1994 Plan is qualified in its entirety by reference to the complete text of the 1994 Plan.

DESCRIPTION OF PROPOSED AMENDMENTS

     Increase in Shares Available for Issuance. The current 1994 Plan provides that the maximum number of shares of Common Stock which may be issued under the 1994 Plan is 1,000,000. The amendment would increase this amount to 2,000,000. Upon shareholder approval of the amendment, a total of 1,033,800 shares of Common Stock will be available for issuance under the 1994 Plan, after allowing for the additional 27,000 shares to be granted to the Board effective December 2, 1997. As of February 20, 1998, options to purchase 896,564 shares are outstanding and options to purchase 224,130 shares are exercisable.

     Increase in Annual Formula Grants. The 1994 Plan currently provides that on each December 2 during the term of the 1994 Plan, each non-employee Director shall automatically receive an option to purchase 3,000 shares of Common Stock. The amendment would increase the number of options granted annually to 5,000, effective retroactively to December 2, 1997. Mr. Middleton, who was appointed to the Board on December 5, 1997, will receive a total of 5,000 options if this amendment is approved.

     Unless otherwise amended herein, the terms and conditions of the 1994 Plan shall remain in full force and effect.

     The Common Stock and the Class B Stock shall vote as a single class on the Plan. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. Approval of the amended and restated 1994 Plan requires a majority of the eligible votes cast in person or by proxy at the Annual Meeting. The Board of Directors recommends that you vote FOR Proposal No. 2. Proxies solicited hereby will be voted for approval of the amended and restated 1994 Plan unless a vote against the proposal or abstention is specifically indicated.

             PROPOSAL NO. 3 -- NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                             AND COMPENSATION PLAN

INTRODUCTION

     The Non-Employee Director Deferred Stock and Compensation Plan (the "Plan") was adopted by the Board of Directors of the Company effective December 5, 1997. The Plan permits non-employee directors to defer some or all of their compensation in the form of stock or cash. The Plan is being submitted to the shareholders of the Company for their approval at this Annual Meeting of Shareholders.

     The following is a summary of the principal features of the Plan. The summary, however, is subject in all respects to the express provisions of the Plan, a copy of which is attached hereto as Exhibit B.

PURPOSE, ADMINISTRATION AND ELIGIBILITY

     The purpose of the Plan is to attract, retain and motivate qualified directors and to enhance the long-term mutuality of interest between the directors and shareholders of the Company by permitting Directors to elect to defer some or all of their cash compensation into a stock unit deferral account which tracks the value of the Company's Common Stock or an interest account. The Plan is administered by the Compensation Committee of the Board, or its successor (the "Committee"), which determines the terms and conditions, not inconsistent with the provisions of the Plan. The Board has the authority, subject in all cases to the express provisions of the Plan, to adopt rules and regulations relating to the Plan. In general, any non-employee director of the Company, or of any parent corporation or subsidiary company, is eligible to defer some or all of their compensation under the Plan.

TERMS AND CONDITIONS

     The Plan permits non-employee Directors, by written election on or before December 31 of each calendar year, to defer receipt of all or a portion of their compensation otherwise payable in cash and to have such amounts credited to a stock unit account (which tracks the value of the Company's Common Stock as reported by the New York Stock Exchange) and/or an interest account (which accrues interest at the rate of five percent (5%) compounded annually).

     The written election shall also state when the distribution of the deferred compensation shall commence and whether such distribution shall be in one lump sum payment or up to ten annual installments.

     A Director may revoke or modify his election in writing to be effective as of the end of the calendar year in which such written notice is given and only with respect to compensation payable for services rendered thereafter. A Director who has revoked an election to participate in the Plan may file a new election to defer compensation payable for services to be rendered in the calendar year following the year in which such revocation is filed.

SECURITIES SUBJECT TO PLAN

     The maximum aggregate number of shares of Common Stock which may be issued under the Plan is 250,000 shares of Common Stock. Such limitation is subject to adjustment in the event of a reorganization, capitalization, reclassification, stock dividend, stock split or reverse split.

AMENDMENT OR TERMINATION

     The Plan provides that the Board of Directors may amend the Plan at any time; provided, however, that unless required by applicable law, the Board shall not amend the Plan more than once every six months. The Plan will terminate on May 31, 2008.

COMPANY DEDUCTIONS, WITHHOLDINGS AND INFORMATION REPORTS

     The Company will generally be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a director when distributions are made. Typically, the Company is not required to make applicable federal payroll withholdings with respect to such deferred compensation income. Whether or not such withholdings are required, the Company will make such information reports to the IRS as may be required with respect to any income of a director attributable to transactions involving the deferral of income.

     The Common Stock and the Class B Stock shall vote as a single class on the Plan. Each share of Common Stock is entitled to one vote and each share of Class B Stock is entitled to 95% of one vote. Approval of the Plan requires a majority of the eligible votes cast in person or by proxy at the Annual Meeting. The Board of Directors recommends that you vote FOR Proposal No. 3. Proxies solicited hereby will be voted for approval of the Plan unless a vote against the proposal or abstention is specifically indicated.

                SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the next Annual Meeting of Shareholders, expected to be held on May 21, 1999, must be received at the office of the Secretary of the Company by

December 4, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report to Shareholders has been mailed to shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of this proxy solicitation material.

     On March 11, 1998, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K. This Report contains detailed information concerning the Company and its operations and supplementary financial information which, except for exhibits, are included in the Annual Report to Shareholders. A COPY OF THE EXHIBITS WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, BERRY PETROLEUM COMPANY, 28700 HOVEY HILLS ROAD, P.O. BIN X, TAFT, CA 93268.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, certain officers, directors and regular employees of the Company, without receiving additional compensation, may solicit proxies personally by telephone or facsimile. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent accountants are Coopers & Lybrand L.L.P. Coopers & Lybrand L.L.P. has audited the Company's books since 1991, and is expected to have a representative at the Annual Meeting who will have the opportunity to make a statement if they desire to do so and be available at that time to respond to appropriate questions.

     The Company has not yet formally engaged an accountant to audit the Company's financial statements for the year ended December 31, 1998.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

     The above Notice, Proxy Statement and Form of Proxy are sent by Order of the Board of Directors.

                                          /s/ KENNETH A. OLSON
                                          KENNETH A. OLSON
                                          Corporate Secretary

April 3, 1998

                                   EXHIBIT A

                            BERRY PETROLEUM COMPANY
                              RESTATED AND AMENDED
                             1994 STOCK OPTION PLAN

                                   ARTICLE I

                                PURPOSE OF PLAN

     The purpose of this Plan is to promote the growth and profitability of the Company and other Participating Companies by providing, through the ownership of Options, incentives to attract and retain highly talented persons to provide managerial, administrative and other specialized services to the Company and other Participating Companies and to motivate such persons to use their best efforts on behalf of the Company and other Participating Companies.

                                   ARTICLE II

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth in this Article II:

     2.1 Accrued installment. The term "Accrued installment" shall mean any vested installment of an Option.

     2.2 Board. The term "Board" shall mean the Board of Directors of the Company.

     2.3 Committee. The term "Committee" shall mean the Compensation Committee, or a successor committee, appointed by the Board and constituting not less than two members of the Board, each of whom is a Disinterested Person.

     2.4 Company. The term "Company" shall mean Berry Petroleum Company, a Delaware corporation, or any successor thereof.

     2.5 Director. The term "Director" shall mean a member of the Board, or a member of the board of directors of any Participating Company.

     2.6 Disinterested Person. The term "Disinterested Person" shall mean any person defined as a Disinterested Person in Rule 16b-3 of the Securities and Exchange Commission as amended from time to time and as promulgated under the Exchange Act.

     2.7  Elective Date. The term "Effective Date" shall mean December 2, 1994.

     2.8 Eligible Person. The term "Eligible Person" shall mean, except as provided in Section 3.1, any full-time or part-time employee, officer or Director of any Participating Company.

     2.9 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.10 Fair Market Value. The term "Fair Market Value" shall mean the closing sale price on the trading day in question of the Shares on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed on such Exchange, on the principal United States securities exchange on which the Shares are listed, or, if the Shares are not listed on any such exchange, the closing bid quotation with respect to the Shares on the trading day in question on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of the Shares as determined in good faith by the Committee. If the day in question is not a trading day, the determination of Fair Market Value shall be made as of the nearest preceding trading day.

     2.11 Option. The term "Option" shall mean a nonstatutory option to acquire Shares granted under this

Plan.

     2.12 Optionee. The term "Optionee" shall mean an Eligible Person who has been granted an Option.

     2.13 Parent Corporation. The term "Parent Corporation" shall mean a corporation as defined in Internal Revenue Code Section 424(e) or any successor thereto.

     2.14 Participating Company. The term "Participating Company" shall mean the Company and any Parent Corporation or Subsidiary Corporation of the Company.

     2.15 Plan. The term "Plan" shall refer to the Company's 1994 Stock Option Plan.

     2.16 Shares. The term "Shares" shall mean shares of the Company's Class A Common Stock, $.01 par value, and may be unissued shares or treasury shares or shares purchased for purposes of this Plan.

     2.17 Subsidiary Corporation. The term "Subsidiary Corporation" shall mean a corporation as defined in Internal Revenue Code Section 424(f) or any successor thereto.

     2.18 Terminating Transaction. The term "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, over eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company); (c) a sale of all or substantially all of the Company's assets; or (d) a sale of the equity securities of the Company representing more than eighty percent (80%) of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and entities acting in concert.

     2.19 Termination Date. The term "Termination Date" shall mean December 2, 2004.

     2.20 Total Disability. The term "Total Disability" shall mean a permanent and total disability as that term is defined in Internal Revenue Code Section 22(e)(3) or any successor thereto.

                                  ARTICLE III

                   ADMINISTRATION OF PLAN; GRANT TO DIRECTORS

     3.1 Administration by the Committee. This Plan shall be administered by the Compensation Committee of the Board, or its successor (the "Committee"). Subject to the provisions of this Plan document, the Committee shall have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, not inconsistent with the provisions of this Plan, of any Option granted hereunder, (iv) determine the number of shares subject to or covered by each Option, and (v) interpret the provisions of this Plan and of any Option granted under this Plan. A member of the Committee shall not be an Eligible Person, and shall not have been an Eligible Person at any time within one (1) year prior to appointment to the Committee. Except as otherwise provided herein or otherwise permitted by Rule 16b-3(c)(3) of the Exchange Act, during said one (1) year prior to such appointment, no member of the Committee shall have been eligible to acquire stock, stock options or stock appreciation rights under any plan of the Company.

     3.2 Grant to Non-employee Directors. All non-employee Directors of the Company holding office on December 5, 1997, shall receive a grant of 5,000 Options at $18.9375, (3,000 of which have been granted to the 12 directors on that date except for Mr. Middleton) conditioned upon the receipt of Shareholder Approval at the May 15, 1998 Annual Meeting of Shareholders. For the duration of the 1994 Plan, each non-employee Director holding office on December 2nd of each year shall automatically receive a grant of 5,000 Options.

     The above referenced Options to non-employee Directors shall be granted upon the following terms and conditions:

          (a) The exercise price of the Options shall be Fair Market Value on the date of grant.

          (b) The Options shall vest immediately upon grant.

          (c) This "formula" grant to non-employee Directors shall not be amended more than once every (6) six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Security Act or the rules thereunder.

     3.3 Rules and Regulations. The Committee may adopt such rules and regulations as the Committee may deem necessary or appropriate to carry out the purposes of this Plan and shall have authority to take all action necessary or appropriate to administer this Plan.

     3.4 Binding Authority. All decisions, determinations, interpretations, or other actions by the Committee shall be final, conclusive, and binding on all Eligible Persons, Optionees, Participating Companies and any successors-in-interest to such parties.

                                   ARTICLE IV

                   NUMBER OF SHARES AVAILABLE UNDER THIS PLAN

     The maximum aggregate number of Shares which may be optioned and sold under this Plan is 2,000,000 Shares. In the event that Options granted under this Plan shall for any reason terminate, lapse, be forfeited, or expire without being exercised, the Shares subject to such unexercised Options may again be subjected to Options under this Plan. In any event, however, no Option may be granted hereunder if the sum of Shares subject to such Option and the number of Shares subject to unexpired Options previously granted hereunder (or subject to unexercised options or stock appreciation rights under any other stock option or stock appreciation right plan of the Company) would exceed twenty percent (20%) of the total shares of voting stock outstanding at such time.

                                   ARTICLE V

                                  TERM OF PLAN

     This Plan shall be effective as of the Effective Date and shall terminate on the Termination Date. No Option may be granted hereunder after the Termination Date.

                                   ARTICLE VI

                                  OPTION TERMS

     6.1 Form of Option Agreement. Any option granted under this Plan shall be evidenced by an agreement ("Option Agreement") in such form as the Committee, in its discretion, may from time to time approve. Any Option Agreement shall contain such terms and conditions as the Committee may deem, in its sole discretion, necessary or appropriate and which are not inconsistent with the provisions of this Plan.

     6.2 Vesting and Exercisability of Options. Subject to the limitations set forth herein and/or in any applicable Option Agreement entered into hereunder, Options granted under this Plan shall vest and be exercisable in accordance with the rules set forth in this Section 6.2.

          a. General. Subject to the other provisions of this Section 6.2, Options shall vest and become exercisable at such times and in such installments as the Committee shall provide in each individual Option Agreement. Notwithstanding the foregoing, the Committee may in its sole discretion accelerate the time at which an Option or installment thereof may be exercised. Unless otherwise provided in this Section 6.2 or in the Option Agreement pursuant to which an Option is granted, an Option may be exercised when Accrued Installments accrue as provided in such Option Agreement and at any time thereafter until, and including, the Option Termination Date (as defined below).

          b. Termination of Options. All installments and Options shall expire and terminate on such date as the Committee shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date on which such Option was granted.

          c. Termination of Eligible Person Status Other Than by Reason of Death or Disability. In the event that the employment of an Eligible Person with a Participating Company is terminated for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of such termination date shall expire and become unexercisable as of such termination date. Except as otherwise provided herein, in the event that an Eligible Person who is a Director terminates his directorship or otherwise ceases to be a Director for any reason (other than by reason of death or Total Disability), any installments under an Option held by such Eligible Person which have not accrued as of the directorship termination date shall expire and become unexercisable as of the directorship termination date. All Accrued installments as of the employment termination date and/or the directorship termination date shall remain exercisable only within such period of time as the Committee may determine, but in no event shall any Accrued installments remain exercisable for a period in excess of three (3) months following such termination date or for a period in excess of the original Option Termination Date, whichever is earlier. For purposes of this Plan, an Eligible Person who is an employee or Director of any Participating Company shall not be deemed to have incurred a termination of his employment or his directorship (whichever may be applicable) so long as such Eligible Person is an employee or Director (whichever may be applicable) of any Participating Company.

          d. Leave of Absence. In the case of any employee on an approved leave of absence, the Committee may make such provision respecting continuance of any Options held by the employee as the Committee deems appropriate in its sole discretion, except in no event shall an Option be exercisable after the original Option Termination Date.

          e. Death or Total Disability of Eligible Person. In the event that the employment or directorship of an Eligible Person with a Participating Company is terminated by reason of death or Total Disability, any unexercised Accrued installments of Options granted hereunder to such Eligible Person shall expire and become unexercisable as of the earlier of:

             (1) The applicable Option Termination Date, or

             (2) The first anniversary of the date of termination of the employment or directorship of such Eligible Person by reason of the Eligible Person's death or Total Disability. Any such Accrued Installments of a deceased Eligible Person may be exercised prior to their expiration only by the person or persons to whom the Eligible Person's Option rights pass by will or the laws of descent and distribution. Any Option installments under such a deceased or disabled Eligible Person's Option that have not accrued as of the date of the termination of employment, or directorship due to death or Total Disability shall expire and become unexercisable as of such termination date.

          f. Termination of Affiliation of Participating Company. Notwithstanding the foregoing provisions of this section, in the case of an Eligible Person who is an employee or Director of a Participating Company other than the Company, upon an Affiliation Termination (as defined herein) of such Participating Company such Eligible Person shall be deemed (for all purposes of this Plan) to have incurred a termination of his employment or directorship with such Participating Company for reasons other than death or Total Disability, with such termination to be deemed effective as of the effective date of said Affiliation Termination. As used herein the term "Affiliation Termination" shall mean, with respect to a Participating Company, the termination of such Participating Company's status as a Participating Company (as defined herein) with respect to the Company.

     6.3 Options Not Transferable. Options granted under this Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily or by operation of law, other than by will or the laws of descent and distribution, and (except as specifically provided to the contrary in Section 6.2(e) hereof) may be exercised during the lifetime of an Optionee only by such Optionee.

     6.4  Restrictions on Issuance of Shares.

     a. No Shares shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any market or securities exchange on which the Company's Common Stock is then listed, and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any Shares hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board, and the Committee of any liability in respect of the nonissuance or sale of such Shares as to which such requisite permits, authorizations or approvals shall not have been obtained.

     b. As a condition to the granting or exercise of any Option, the Committee may require the person receiving or exercising such Option to make any representations and warranties to the Company as may be required or appropriate under any applicable law or regulation, including, but not limited to, a representation that the Option or Shares are being acquired only for investment and without any present intention to sell or distribute such Option or Shares, if such a representation is required under the Securities Act of 1933 or any other applicable law, rule or regulation.

     c. The exercise of any Option under this Plan is conditioned on approval of this Plan, within twelve (12) months of the adoption of this Plan by the Board, by (i) the vote of the holders of a majority of the outstanding securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law, or (ii) the written consent of the holders of a majority of the securities of the Company entitled to vote if the requirements of Rule 16b-3(b)(2) promulgated under the Exchange Act are otherwise satisfied. In the event such shareholder approval is not obtained within such time period, any Options granted hereunder shall be void.

     6.5  Option Adjustments.

     a. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share Option price thereof which may be issued in the aggregate and to any individual Optionee under this Plan upon exercise of Options granted under this Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted hereunder or the holders of Shares or other classes of the Company's securities.

     b. Upon the occurrence of a Terminating Transaction (as defined in Article II hereof), as of the effective date of such Terminating Transaction, this Plan and any then outstanding Options (whether or not vested) shall terminate unless
(i) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Options, or for the substitution of such Options of new options covering the securities of the successor or surviving corporation in the Terminating Transaction or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and prices, in which event this Plan and such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Committee otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding Options (whether or not vested), including without limitation (A) accelerating the vesting of outstanding Options, and/or (B) providing for the cancellation of Options and their automatic conversion into the right to receive the securities or other properties which a holder of the Shares underlying such Options would have been entitled to receive upon consummation of such Terminating Transaction had such Shares been issued and outstanding (net of the appropriate option exercise prices). If this Plan or the Options shall terminate pursuant to the foregoing provisions of this paragraph (b) because neither (i) nor (ii) is satisfied, any Optionee holding outstanding Options shall have the right, at such time immediately prior to the consummation of the

Terminating Transaction as the Company shall designate, to exercise his or her Options to the full extent not theretofore exercised, including any installments which have not yet become Accrued installments.

     c. In all cases, the nature and extent of adjustments under this Section
6.5 shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall he made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Plan pursuant to any such adjustment.

     6.6 Taxes. The Committee shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of an Option under this Plan, including, but without limitation, the withholding of the number of Shares at the time of the grant or exercise of an Option the Fair Market Value of which would satisfy any withholding tax on said exercise or grant, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to an Optionee by any member of the Participating Companies, or requiring an Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising an Option to pay to any member of the Participating Companies any amount required to be withheld, or to execute such other documents as the Committee deems necessary or appropriate in connection with the satisfaction of any applicable withholding obligation.

     6.7 Legends. Each Option Agreement and each certificate representing Shares acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed thereon. The determination of which legends, if any, shall be placed upon Option Agreements and/or said Share certificates shall be made by the Committee in its sole discretion and such decision shall be final, binding and conclusive.

                                  ARTICLE VII

                      SPECIAL OPTION TERMS UNDER THIS PLAN

     7.1 Option Exercise Price. The Option exercise price for Shares to be issued under this Plan shall be determined by the Committee in its sole discretion, but shall not be less than eighty percent (80%) of the Fair Market Value of the Shares on the date of grant. The date of grant shall be deemed to be the date on which the Committee authorizes the grant of the Option, unless a subsequent date is specified in such authorization.

     7.2 Exercise of Options. An Option may be exercised in accordance with this Section 7.2 as to all or any portion of the Shares covered by an Accrued installment of the Option from time to time during the applicable Option period, except that an Option shall not be exercisable with respect to fractions of a Share. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 7.3. An Option shall be deemed exercised when such written notice of exercise and payment has been received by the Company. No Shares shall be issued until full payment has been made and the Optionee has satisfied such other conditions as may be required by this Plan, as may be required by applicable law, rules, or regulations, or as may be adopted or imposed by the Committee. Until the stock certificates have been issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued, except as provided in Section 6.5.

     7.3  Payment of Option Exercise Price.

     a. Except as otherwise provided in Section 7.3(b), the entire Option exercise price shall be paid in cash at the time the Option is exercised.

     b. In the discretion of the Committee, an Optionee may elect to pay for all or some of the Optionee's Shares with Common Stock of the Company previously acquired and owned at the time of exercise by the Optionee, subject to all restrictions and limitations of applicable laws, rules and regulations, and subject to the satisfaction of any conditions the Committee may impose, including, but not limited to, the making of such representations and warranties and the providing of such other assurances that the Committee may require with respect to the Optionee's title to the Company's Common Stock used for payment of the exercise price. Such payment shall be made by delivery of certificates representing the Company's Common Stock, duly endorsed or with duly signed stock power attached, such Common Stock to be valued at its Fair Market Value on the date notice of exercise is received by the Company.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

     8.1 Board Authority. The Board may amend, alter, and/or terminate this Plan at any time; provided, however, that unless required by applicable law, rule, or regulation or unless no longer required to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, the Board shall not amend this Plan without the approval of stockholders (as obtained in accordance with the provisions of Section 6.4(c) hereof) if the amendment would (A) materially increase the benefits accruing to participants under this Plan, (B) materially increase the number of securities which may be issued under this Plan, or (C) materially modify the requirements as to eligibility for participation in this Plan. In determining whether a given amendment is within the scope of (A), (B) or (C), the Company may rely, without limitation, upon the regulations promulgated and the advice provided by the Securities and Exchange Commission with respect to Rule 16b-3. No amendment of this Plan or of any Option Agreement shall affect in a material and adverse manner Options granted prior to the date of any such amendment without the consent of any Optionee holding any such affected Options.

     8.2 Contingent Grants Based on Amendments. Options may be granted in reliance on and consistent with any amendment adopted by the Board alone which is necessary to enable such Options to be granted under this Plan, even though such amendment requires future stockholder approval; provided, however, that any such contingent Option by its terms may not be exercised prior to stockholder approval of such amendment and provided, further, that in the event stockholder approval is not obtained within twelve (12) months of the date of grant of such contingent Option, then such contingent Option shall be deemed canceled and no longer outstanding.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Availability of Plan. A copy of this Plan shall be delivered to the Secretary and Assistant Secretary of the Company and shall be shown by the Secretary or Assistant Secretary to any Eligible Person making reasonable inquiry concerning this Plan.

     9.2 Notice. Any notice or other communication required or permitted to be given pursuant to this Plan or under any Option Agreement must be in writing and shall be deemed to have been given when delivered to and actually received by the party to whom addressed. Notice shall be given to Optionees at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

     9.3 Titles and Headings. Titles and headings of sections of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

                                   EXHIBIT B

                            BERRY PETROLEUM COMPANY
                             NON-EMPLOYEE DIRECTOR
                      DEFERRED STOCK AND COMPENSATION PLAN

     SECTION 1. Establishment of Plan; Purpose. The Berry Petroleum Company Non-Employee Director Deferred Stock and Compensation Plan (the "Plan") is hereby established to permit Eligible Directors, in recognition of their contributions to the Company, to receive Shares in lieu of Compensation and to defer recognition of their Compensation in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

     SECTION 2. Definitions. When used in this Plan, the following terms shall have the definitions set forth in this Section:

        2.1 "Accounts" shall mean an Eligible Director's Stock Unit Account and Interest Account.

        2.2 "Board of Directors" shall mean the Board of Directors of the Company.

        2.3 "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

        2.4 "Company" shall mean Berry Petroleum Company, a Delaware corporation.

        2.5 "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director; the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Directors and any of its committees.

        2.6 "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

        2.7 "Disability" shall mean an illness or injury that lasts at least six (6) months, is expected to be permanent, and renders a Director unable to carry out his duties.

        2.8 "Effective Date" shall mean the date on which the Plan is approved by the stockholders of the Company.

        2.9 "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

        2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.11 "Fair Market Value" shall mean the closing price of a Share as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on the date which is the nearest day preceding the date on which such value is to be determined.

        2.12 "Interest Account" shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation that is not deemed invested in Units.

        2.13  "Shares" shall mean shares of Stock.

        2.14  "Stock" shall mean the Class A Common Stock of the Company.

        2.15 "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

        2.16 "Unit" shall mean a contractual obligation of the Company to deliver a Share or pay cash based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

     SECTION 3. Administration. The Plan shall be administered by the Committee; provided, however, that the Plan shall be administered such that any Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any committee charged with administering any of the Company's stock-based incentive plans for executive officers intended to qualify for the exemptive relief available under Rule 16b-3.

     SECTION 4. Shares Authorized for Issuance.

        4.1 Maximum Number of Shares. The aggregate number of Shares which may be issued to Eligible Directors under the Plan shall not exceed Two Hundred and Fifty Thousand (250,000) Shares, subject to adjustment as provided in Section
4.2 below. If any Unit is settled in cash or is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available hereunder.

        4.2 Adjustment for Corporate Transactions. If the outstanding Stock is increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares which may be issued in the aggregate under this Plan and the number of Units that have been, or may be, issued under this Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Stock or other classes of the Company's equity securities. The nature and extent of such adjustments shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under this Plan pursuant to any such adjustment.

     SECTION 5. Deferred Compensation Program.

        5.1 Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his term as a Director begins, to defer payment of all or any part of his Compensation payable for the portion of such calendar year following such election. In the year in which this Plan is first implemented, any Eligible Director may elect, not later than the 30th day after the Effective Date, to defer payment of all or any part of his Compensation payable for the portion of such calendar year following the Effective Date.

        5.2 Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided that if the effect of such revocation or modification of a deferral election is to change the amount of deferred compensation that would otherwise have been credited to the Stock Unit Account it shall in no event become effective earlier than six (6) months after it is received by the Corporate Secretary. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

        5.3 Investment Election. At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 5.1, the Eligible Director shall designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Unit Account. If an Eligible Director fails to notify the Corporate Secretary as to how to allocate any Compensation between the two Accounts, 100% of such Compensation shall be credited to the Interest Account. By written notice to the Corporate Secretary, an Eligible Director may change the manner in which Compensation payable with respect to services to be rendered after the end of such calendar year are allocated among the Accounts, provided that any such election shall only be effective with respect to Compensation payable six (6) months after such election is received by the Corporate Secretary.

        5.4 Dividend Equivalents. An Eligible Director shall have no rights as a stockholder of the Company with respect to any Units until Shares are delivered to the Eligible Director; provided that each Eligible Director shall have the right to receive an amount equal to the dividend per Share for the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director on the record date for the payment of such dividend (a "Dividend Equivalent"). Each Eligible Director may elect, prior to any calendar year, whether the Dividend Equivalent is: (i) payable in cash, on or as soon as practicable after each date on which dividends are paid to stockholders with respect to Shares; (ii) treated as reinvested in an additional number of Units determined by dividing (A) the cash amount of any such dividend by (B) the Fair Market Value on the related dividend payment date; or (iii) deferred and credited to the Eligible Director's Interest Account.

        5.5 Interest Account. Any Compensation allocated to the Interest Account shall be credited to the Interest Account as of the date such Compensation would have been paid to the Eligible Director. Any amounts credited to the Interest Account shall be credited with interest at the rate of five percent (5%) per annum, compounded annually.

        5.6 Stock Unit Account. An Eligible Director's aggregate Compensation, for each fiscal quarter, that is allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the first trading day of such fiscal quarter. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Unless otherwise instructed by the Eligible Director in writing, whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Eligible Director's Stock Unit Account shall be increased by the number of Units determined by dividing (i) the product of (A) the number of Units in the Eligible Director's Stock Unit Account on the related dividend record date, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the first trading day of the fiscal quarter in which the dividend is paid. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the Eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

        5.7 Distribution Election. At the time an Eligible Director makes a deferral election pursuant to Section 5.1, the Eligible Director shall also file with the Corporate Secretary a written election (a "Distribution Election") with respect to whether:

          (i) the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units credited to the Stock Unit Account shall be distributed in cash, in Shares or in a combination thereof, provided that any election to receive a distribution of all or any portion of the value of an Eligible Director's Interest Account in Shares must be made on an irrevocable basis at least six (6) months in advance of such distribution;

     (ii) such distribution shall commence, at the election of the Eligible Director, as soon as practicable following the first business day of the calendar month following the date the Eligible Director ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director, and

     (iii) such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten (10)) as the Eligible Director may designate.

The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid. An Eligible Director may at any time prior to the time at which the Eligible Director ceases to be a Director, and from time to time, change any Distribution Election applicable to his Accounts, provided that no election to change the timing of any final distribution shall be effective unless it is made in writing and received by the Corporate Secretary at least one (1) year prior to the time at which the Eligible Director ceases to be a director.

        5.8 Financial Hardship Withdrawal. Any Eligible Director may, after submission of a written request to the Corporate Secretary and such written evidence of the Eligible Director's financial condition as the Committee may reasonably request, withdraw from his Interest Account (but not from his Stock Unit Account) up to such amount as the Committee shall determine to be necessary to alleviate the Eligible Director's financial hardship.

        5.9 Timing and Form of Distributions. Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director's service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to Section 5.7. If an Eligible Director fails to specify a form of payment for a distribution in accordance with Section 5.7, the distribution from the Interest Account shall be made in cash and the distribution from the Stock Unit Account shall be made in Shares. If an Eligible Director fails to specify in accordance with Section 5.7 a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment and commence on the first business day of the month immediately following the date on which the Eligible Director ceases to be a Director. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year, or as soon as practical thereafter, until the entire amount subject to such Distribution Election shall have been paid.

     SECTION 6. Unfunded Status. The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares or pay cash to an Eligible Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of an Eligible Director or his beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Eligible Director and his beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to an Eligible Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

     SECTION 7. Amendment and Termination. The Plan may be amended at any time by the Committee or the Board of Directors. Any modification of any of the terms and provisions of the Plan, including this Section, shall not be made more than once every six (6) months. The Plan shall terminate on May 31, 2008. Unless the Board otherwise specifies at the time of such termination, the termination of the Plan will not result in the premature distribution of the amounts credited to an Eligible Director's Accounts.

     SECTION 8. General Provisions.

        8.1 No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

        8.2 Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

        8.3 No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

        8.4 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

        8.5 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

        8.6 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

PROXY


                            BERRY PETROLEUM COMPANY

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

        The undersigned shareholder of Berry Petroleum Company, a Delaware Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Jerry V. Hoffman and Ralph
J. Goehring as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock or Class B Stock of Berry Petroleum Company held of record by the undersigned on March 16, 1998 at the Annual Meeting of Shareholders to be held May 15, 1998 or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)






                              FOLD AND DETACH HERE

Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.        Mark
                                                                your votes
                                                              as indicated [ X ]
                                                                   in this
                                                                   example
                      FOR                    WITHHOLD
                 nominees listed             AUTHORITY
               (except as marked)         TO VOTE FOR all
             to the contrary below)    nominees listed below
                    [     ]                   [     ]
ELECTION OF DIRECTORS

Nominees: W. Berry       G. Biller
          R. Busch III   W. Bush
          R. Downs       J. Hagg
          J. Hoffman     T. Jamieson
          R. Martin      J. Middleton

(Instruction: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above).

                                          FOR     AGAINST   ABSTAIN
2. PROPOSAL TO APPROVE THE AMENDED AND
   RESTATED 1994 STOCK OPTION PLAN       [   ]     [   ]     [   ]


3. PROPOSAL TO APPROVE THE NON-EMPLOYEE   FOR     AGAINST   ABSTAIN
   DIRECTOR DEFERRED STOCK AND COMPENSA-
   TION PLAN                             [   ]     [   ]     [   ]


4. The Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
     USING THE ENCLOSED ENVELOPE.






Signature(s)                                           Dated:            , 1998
            ------------------------------------------       ------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in limited liability company name by authorized person.

                            * FOLD AND DETACH HERE *